UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 10, 2015

Norwood Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction	Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(570) 253-1455

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

NORWOOD FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On November 10, 2015, Joseph W. Adams was appointed to the Boards of Directors of the Registrant and its principal subsidiary, Wayne Bank.  Mr. Adams will serve with the class of the Registrant’s directors whose terms expire at the 2017 annual meeting. Mr. Adams is expected to serve on the Trust Committee and as a rotating member of the Directors’ Loan Committee of Wayne Bank.  Mr. Adams will receive the same compensation paid to other non-employee directors of the Company and the Bank and will be eligible for option and restricted stock awards under the Registrant’s 2014 Equity Incentive Plan.  There are no understandings or arrangements between Mr. Adams and any other person pursuant to which he was selected as a director.  There are no transactions to which the Registrant or its subsidiaries are a party in which Mr. Adams or his related interests have an interest requiring disclosure under Item 404(a) of Regulation S-K.    For further information, reference is made to the Registrant's press release, dated November 12, 2015, which is filed as Exhibit 99.1 hereto.

Item 9.01.   Financial Statements and Exhibits

(d)           The following exhibits are filed with this report.

Number                      Description

99.1                      Press Release, dated November 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP.

Date:	November 12, 2015	By:	/s/ Lewis J. Critelli
Lewis J. Critelli
President and Chief Executive Officer
(Duly Authorized Representative)